Exhibit 99.1

BRC GROUP HOLDINGS, INC. (F/K/A B. RILEY FINANCIAL, INC.)

Unaudited Pro Forma Consolidated Financial Information

(Dollars in thousands, except share data)

On March 3, 2025, BRC Group Holdings, Inc. (f/k/a B. Riley Financial, Inc.) (the “Company”), completed the sale of the “Atlantic Companies” disposal group, as defined and further described in Note 1 - Description of the Disposition. The unaudited pro forma consolidated financial information is intended to illustrate the pro forma effects of the disposition of the Atlantic Companies and other transaction accounting adjustments and was prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information.

The unaudited pro forma consolidated financial information has been derived from the Company’s historical audited and unaudited consolidated financial statements and reflects certain assumptions and transaction accounting adjustments that management believes are reasonable under the circumstances and based on the information available, as further described in Note 3 - Adjustments to the Unaudited Pro Forma Consolidated Financial Information.

The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2025 and the year ended December 31, 2024, reflect the disposition of the Atlantic Companies disposal group as if it had closed on January 1, 2024 (refer to Note 2 – Basis of Presentation, for further discussion).

An unaudited condensed consolidated balance sheet is not reflected in the pro forma consolidated financial information because the disposal of the Atlantic Companies occurred prior to June 30, 2025, and is therefore already reflected in the Company’s historical unaudited condensed consolidated balance sheet as of June 30, 2025.

The unaudited pro forma consolidated financial information should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma consolidated financial information;

●	The Company’s historical audited consolidated financial statements and accompanying notes for the year ended December 31, 2024, which were prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), included in the Company’s annual report on Form 10-K; and

●	The Company’s historical unaudited condensed consolidated financial statements and accompanying notes for the three months ended March 31, 2025, which were prepared in accordance with U.S. GAAP, included in the Company’s quarterly report on Form 10-Q; and

●	The Company’s historical unaudited condensed consolidated financial statements and accompanying notes for the six months ended June 30, 2025, which were prepared in accordance with U.S. GAAP, included in the Company’s quarterly report on Form 10-Q.

The unaudited pro forma consolidated financial information is provided for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company’s results of operations would have been had the Company operated historically as an independent organization separate from the Atlantic Companies, or if the disposition had occurred on the date indicated. Additionally, the unaudited pro forma consolidated financial information should not be considered representative of the Company’s future consolidated results of operations.

BRC GROUP HOLDINGS, INC. (F/K/A B. RILEY FINANCIAL, INC.)

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2025

(Dollars in thousands, except share data)

		Transaction Accounting Adjustments
	As Reported Six Months Ended June 30, 2025	Removal of Atlantic Companies Disposal Group(a)	Notes	Pro Forma Six Months Ended June 30, 2025
Revenues:
Services and fees	$304,611	$(6,958)		$297,653
Trading income	11,509	-		11,509
Fair value adjustments on loans	(7,296)	-		(7,296)
Interest income - loans	7,049	-		7,049
Interest income - securities lending	2,964	-		2,964
Sale of goods	92,528	-		92,528
Total revenues	411,365	(6,958)		404,407

Operating expenses:
Direct cost of services	75,916	(4,880)		71,036
Cost of goods sold	71,846	-		71,846
Selling, general and administrative expenses	309,757	(3,425)		306,332
Restructuring charge	321	-		321
Impairment of goodwill and other intangible assets	1,500	-		1,500
Interest expense - Securities lending and loan participations sold	2,687	-		2,687
Total operating expenses	462,027	(8,305)		453,722
Operating loss	(50,662)	1,347		(49,315)

Other income (expense):
Interest income	1,978	-		1,978
Dividend income	257	-		257
Realized and unrealized losses on investments	(4,284)	-		(4,284)
Change in fair value of financial instruments and other	12,806	-		12,806
Gain on sale and deconsolidation of business	86,213	-		86,213
Gain on senior note exchange	54,986	-		54,986
Income from equity method investments	25,051	-		25,051
Loss on extinguishment of debt	(20,693)	-		(20,693)
Interest expense	(53,916)	1,330	(b)	(52,586)
Income from continuing operations before income taxes	51,736	2,677		54,413
(Provision for) benefit from income taxes	(11)	367	(c)	356
Net income from continuing operations	51,725	3,044		54,769
Net loss from continuing operations attributable to noncontrolling interests and redeemable noncontrolling interests	(5,064)	147		(4,917)
Net income from continuing operations attributable to Registrant	56,789	2,897		59,686
Preferred stock dividends	4,030	-		4,030
Net income available to common shareholders	$52,759	$2,897		$55,656

Basic income from continuing operations per common share	$1.73			$1.82
Diluted income from continuing operations per common share	$1.73			$1.82

Weighted average basic common shares outstanding	30,512,757			30,512,757
Weighted average diluted common shares outstanding	30,512,757			30,512,757

BRC GROUP HOLDINGS, INC. (F/K/A B. RILEY FINANCIAL, INC.)

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2024

(Dollars in thousands, except share data)

		Transaction Accounting Adjustments
	As Reported Year Ended December 31, 2024	Removal of Atlantic Companies Disposal Group(a)	Notes	Pro Forma Year Ended December 31, 2024
Revenues:
Services and fees	$875,480	$(38,156)		$837,324
Trading loss	(57,007)	-		(57,007)
Fair value adjustments on loans	(325,498)	-		(325,498)
Interest income - loans	54,141	-		54,141
Interest income - securities lending	70,862	-		70,862
Sale of goods	220,619	-		220,619
Total revenues	838,597	(38,156)		800,441

Operating expenses:
Direct cost of services	213,901	(26,056)		187,845
Cost of goods sold	167,634	-		167,634
Selling, general and administrative expenses	759,777	(16,616)		743,161
Restructuring charge	1,522	-		1,522
Impairment of goodwill and other intangible assets	105,373	-		105,373
Interest expense - Securities lending and loan participations sold	66,128	-		66,128
Total operating expenses	1,314,335	(42,672)		1,271,663
Operating loss	(475,738)	4,516		(471,222)

Other income (expense):
Interest income	3,621	-		3,621
Dividend income	4,462	-		4,462
Realized and unrealized losses on investments	(263,686)	-		(263,686)
Change in fair value of financial instruments and other	4,614	-		4,614
Income from equity method investments	31	-		31
Loss on extinguishment of debt	(18,725)	-		(18,725)
Interest expense	(133,308)	2,573	(b)	(130,735)
Loss from continuing operations before income taxes	(878,729)	7,089		(871,640)
Provision for income taxes	(22,125)	(694)	(c)	(22,819)
Net loss from continuing operations	(900,854)	6,395		(894,459)
Net loss from continuing operations attributable to noncontrolling interests and redeemable noncontrolling interests	(8,920)	332		(8,588)
Net loss from continuing operations attributable to Registrant	(891,934)	6,063		(885,871)
Preferred stock dividends	8,060	-		8,060
Net loss available to common shareholders	$(899,994)	$6,063		$(893,931)

Basic loss from continuing operations per common share	$(29.67)			$(29.47)
Diluted loss from continuing operations per common share	$(29.67)			$(29.47)

Weighted average basic common shares outstanding	30,336,274			30,336,274
Weighted average diluted common shares outstanding	30,336,274			30,336,274

BRC GROUP HOLDINGS, INC. (F/K/A B. RILEY FINANCIAL, INC.)

Notes to the Unaudited Pro Forma Consolidated Financial Information

For the Year Ended December 31, 2024

(Dollars in thousands, except share data)

Note 1 – Description of the Disposition

On March 3, 2025, the Company and BR Financial Holdings, LLC, a wholly owned subsidiary of the Company (“BR Financial”), B. Riley Environmental Holdings, LLC and other indirect subsidiaries of the Company which included Atlantic Coast Recycling, LLC (“Atlantic Coast Recycling”), and Atlantic Coast Recycling of Ocean County, LLC, (“Atlantic Coast Recycling of Ocean County”) ( together, Atlantic City Coast Recycling and Atlantic Coast Recycling of Ocean Count are collectively referred to as the “Atlantic Companies”), entered into a Membership Interest Purchase Agreement, dated as of March 1, 2025, whereby all of the issued and outstanding membership interests in each of the Atlantic Companies owned by BR Financial and the minority holders were sold to a third party for an agreed upon purchase price subject to certain adjustments and holdback amount pending receipt of a certain third party consent (the “Atlantic Companies” transaction). Net cash proceeds received as a result of the sale were net of adjustments for amounts allocated to non-controlling interests, repayment of contingent consideration, transaction costs and other items directly attributable to the closing of the transaction. The Company determined that the assets and liabilities associated with the Atlantic Companies transaction met the criteria to be classified as held for sale, and are properly classified as held for sale in the Company’s historical audited consolidated balance sheet as of December 31, 2024.

No pro forma adjustments have been made to reflect the proceeds received from the sale of the Atlantic Companies disposal group or the transaction costs incurred, as the gain on the disposal of the held for sale assets and related costs are already reflected in the historical unaudited condensed consolidated statement of operations for the six months ended June 30, 2025.

Note 2 – Basis of Presentation

The historical audited and unaudited consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial information to reflect certain transaction accounting adjustments related to the disposition of the Atlantic Companies disposal group as described above in Note 1 - Description of the Disposition.

The unaudited pro forma consolidated financial information and accompanying notes have been prepared for informational purposes only, in accordance with Article 11 of Regulation S-X. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2025 and the year ended December 31, 2024, reflect the disposition of the Atlantic Companies disposal group as if it had closed on January 1, 2024.

An unaudited condensed consolidated balance sheet is not reflected in the unaudited pro forma consolidated financial information as the disposal of the Atlantic Companies disposal group occurred prior to June 30, 2025, and is therefore already reflected in the Company’s historical unaudited condensed consolidated balance sheet as of June 30, 2025.

Note 3 – Adjustments to the Unaudited Pro Forma Consolidated Financial Information

The unaudited pro forma consolidated financial information has been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of the Company. Certain assumptions regarding the operations of the Company have been made in connection with the preparation of the unaudited pro forma consolidated financial information. These adjustments and assumptions are as follows:

(a)	Reflects adjustments to remove the Atlantic Companies disposal group. The assets and liabilities sold as part of the Atlantic Companies transaction were reported as held for sale in the Company’s historical audited consolidated balance sheet as of December 31, 2024. However, the Company determined that the disposition of the Atlantic Companies did not meet the criteria to be reported as discontinued operations.

(b)	Reflects adjustments to interest expense on the Company’s existing indebtedness under the Credit Facility for the repayment of approximately $21.2 million of principal on the term loan, using a portion of the cash proceeds received from the disposition of the Atlantic Companies disposal group. The repayment of principal relates the Oaktree Credit Facilities, which were entered into on February 26, 2025, replacing the Nomura term loan facility established on August 21, 2023. The Atlantic Companies disposal group served as collateral for the Oaktree Credit Facilities and the Nomura term loan facility, and the sale of the disposal group required repayment of the related indebtedness under both facilities. The effective interest rates on the term loan were 12.33% and 11.52% as of June 30, 2025 and December 31, 2024, respectively. No amounts were outstanding under the Nomura arrangement as of June 30, 2025.

(c)	Reflects the adjustments to record the estimated income tax impact of the unaudited pro forma adjustments. The income tax effect was estimated using the Company’s blended federal and state historical statutory tax rate of 27.4%, which includes the federal rate of 21.0% and the state rate of 8.2%, adjusted for the federal benefit, in effect for the six months ended June 30, 2025 and the year ended December 31, 2024. This blended statutory tax rate has remained consistent over the periods presented, and does not consider the impact of any valuation allowance.

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